As filed with the Securities and Exchange Commission on December 23, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-2637623 (I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, NY 10019

(212) 953-4100

(Address of Registrant’s Principal Executive Offices)

Overseas Shipholding Group, Inc. Management Incentive Compensation Plan

Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan

(Full Title of the Plan)

James D. Small III

Senior Vice President, Secretary and General Counsel

Overseas Shipholding Group, Inc.

1301 Avenue of the Americas

New York, NY 10019

Telephone: (212) 953-4100

Telecopy: (212) 578-1832

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Jeffrey D. Karpf

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Class A Common Stock, par value $0.01 per share	40,000,000 shares (2)	$2.77 (3)	$110,800,000 (3)	$11,157.56

(1)	Represents shares of Class A common stock, par value $0.01 per share (the “Common Stock”) of Overseas Shipholding Group, Inc. (the “Registrant”) issuable in connection with equity awards under the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and, together with the Management Plan, the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	As described in the Explanatory Note on page 2 of this Registration Statement, the number of shares of Common Stock registered under the Plans consists of 40,000,000 shares being registered for the first time, of which 37,000,000 are for grants under the Management Plan and 3,000,000 are for grants under the Director Plan.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on NYSE MKT on December 21, 2015.
(4)	The Registrant previously filed a Form S-1 (333-198278) on August 20, 2014, and paid a filing fee of $156,732.00. The Registrant did not sell any securities pursuant to that Form S-1, and it was withdrawn in April 2015. Pursuant to Rule 457(p), the Registrant hereby applies $11,157.56 of the remaining previously paid filing fee against amounts due herewith.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 40,000,000 shares of Class A Common Stock of the Registrant which may be issued under the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and, together with the Management Plan, the “Plans”). The Registrant’s stockholders approved the Plans on June 9, 2015. Of the 40,000,000 shares of Common Stock under the Plans, 37,000,000 are for grants under the Management Plan and 3,000,000 are for grants under the Director Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipients of the applicable grants, as required by Rule 428 under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Commission on March 16, 2015, as amended on Form 10-K/A filed on March 23, 2015 (the “Annual Report”);

2.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-06479), filed with the Commission on November 25, 2015; and

3.	All other reports and other documents filed (but not furnished) by the Registrant since the end of the fiscal year covered by the Annual Report pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock to be issued under the Plans will be passed upon by James D. Small III, the Registrant’s Senior Vice President, Secretary and General Counsel. Mr. Small is a full-time employee of the Registrant and may be eligible to participate in the various employee benefits plans that the Registrant offers generally to employees, including the Management Plan, and holds equity-based awards with respect to shares of Common Stock. Mr. Small currently does not beneficially own any of the Registrant’s outstanding Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals of such corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, by-laws, disinterested director vote, securityholder vote, agreement or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The Registrant’s Amended and Restated Certificate of Incorporation eliminates the potential personal monetary liability of its directors to the Company or its securityholders for breaches of their duties as directors except as otherwise required under the DGCL.

In addition, the Registrant has entered into separate indemnification agreements with certain of its directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. The registrant maintain insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.3	Management Incentive Compensation Plan (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated September 23, 2014)
4.4	Non-Employee Director Incentive Compensation Plan (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated September 23, 2014)
5.1	Opinion of James D. Small III, General Counsel of the Registrant	x
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of James D. Small III (included in Exhibit 5.1)	x
24.1	Power of Attorney (filed as part of signature pages)	x

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 23, 2015.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Ian T. Blackley
	Name:	Captain Ian T. Blackley
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ian T. Blackley and James D. Small III, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ian T. Blackley	Chief Executive Officer and Director
Captain Ian T. Blackley	(Principal Executive Officer)	December 23, 2015

/s/ Rick F. Oricchio	Senior Vice President and Chief Financial Officer
Rick F. Oricchio	(Principal Financial and Accounting Officer)	December 23, 2015

/s/ Douglas D. Wheat
Douglas D. Wheat	Chairman of the Board of Directors	December 23, 2015

/s/ Timothy J. Bernlohr
Timothy J. Bernlohr	Director	December 23, 2015

/s/ Joseph I. Kronsberg
Joseph I. Kronsberg	Director	December 21, 2015

/s/ Samuel H. Norton
Samuel H. Norton	Director	December 23, 2015

/s/ Ronald Steger
Ronald Steger	Director	December 21, 2015

/s/ Gary E. Taylor
Gary E. Taylor	Director	December 23, 2015

/s/ Chad L. Valerio
Chad L. Valerio	Director	December 23, 2015

/s/ Ty E. Wallach
Ty E. Wallach	Director	December 23, 2015

/s/ Gregory A. Wright
Gregory A. Wright	Director	December 23, 2015

EXHIBIT INDEX

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.3	Management Incentive Compensation Plan (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated September 23, 2014)
4.4	Non-Employee Director Incentive Compensation Plan (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K dated September 23, 2014)
5.1	Opinion of James D. Small III, General Counsel of the Registrant	x
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	x
23.2	Consent of James D. Small III (included in Exhibit 5.1)	x
24.1	Power of Attorney (filed as part of signature pages)	x